SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only

Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))

Definitive Additional Materials

Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

Bionutrics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

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5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4)	Date Filed:

PRELIMINARY
BIONUTRICS, INC.

2425 E. Camelback Road, Suite 650
Phoenix, Arizona 85016

NOTICE OF SOLICITATION OF WRITTEN CONSENTS

         The written consent of the holders of record of the common stock, par value $.001 per share, and the Series A Convertible Preferred Stock, par value $0.001, per share, of Bionutrics, Inc. (the “Company”) at the close of business on September 24, 2001, is requested by the Board of Directors to approve the following actions, as described in the accompanying Consent Solicitation Statement:

1.	The proposed issuance by the Company of shares of common stock in excess of 20% of the Company’s outstanding common stock; and

2.	The proposed amendment to the Company’s Restated Articles of Incorporation, as amended, to eliminate the fixed number of directors therein and allow the number of directors to be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company.

         It is requested that your written consent, using the accompanying Consent Card, be delivered to Bionutrics, Inc., 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016 on or before November 30, 2001.

         Only holders of the outstanding common stock and preferred stock of Bionutrics, Inc. at the close of business on September 24, 2001 will be entitled to submit written consents.

Sincerely,

Ronald H. Lane President & Secretary

Phoenix, Arizona

_______________, 2001

BIONUTRICS, INC.
2425 E. Camelback Road, Suite 650
Phoenix, Arizona 85016

CONSENT SOLICITATION STATEMENT

INTRODUCTION

         This Consent Solicitation Statement is furnished by the Board of Directors of Bionutrics, Inc., a Nevada corporation (the “Company”), to the stockholders of the Company in connection with the solicitation by the Company of the written consents of the stockholders to approve the following actions:

         1.     The proposed issuance by the Company of shares of common stock of the Company substantially in excess of 20% of the Company’s outstanding common stock (the “Share Issuance”) pursuant to a Private Placement Stock Purchase Agreement, dated August 23, 2001, as amended, by and among HealthSTAR Holdings LLC (“Holdings”), the Company and purchasers executing the agreement (the “Stock Purchase Agreement”); and

         2.     The proposed amendment to the Company’s Restated Articles of Incorporation, as amended, to eliminate the fixed number of 10 directors in the Articles and to allow the number of directors to be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company (the “Articles Amendment”).

         The Company intends to distribute this Consent Solicitation Statement and the accompanying Consent Card commencing on or about November 20, 2001, to the holders of record of the Company’s Common Stock, $0.001 par value per share and Series A Convertible Preferred Stock, $0.001 par value per share at the close of business on September 24, 2001. Written consents of stockholders representing a majority of the outstanding shares of common stock and preferred stock, voting together as a class, at the close of business on September 24, 2001 are required to approve the Share Issuance and the Articles Amendment (together, the “Proposals”).

         The principal executive offices of the Company are located at 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016, and the telephone number of the Company is 602-508-0112.

THE CONSENT PROCEDURE

General

         The Proposals are submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on these matters. Only stockholders of record at the close of business on September 24, 2001 are entitled to consent, to withhold their consent, or to revoke their consent, to the Proposals.

         Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock and preferred stock.

         The Proposals will be approved at such time as the Company holds unrevoked written consents of stockholders approving the Proposals representing a majority of the outstanding shares of common stock and preferred stock, considered together as a class, at the close of business on September 24, 2001. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the Proposals.

         Stockholders are requested to indicate approval of the Proposals by signing and dating the Consent Card, checking the boxes on the Consent Card which correspond to the approval of each of the Share Issuance and the Articles Amendment and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the Proposals, or any one or them, or abstention with respect to the approval of the Proposals, or any one of them, may be indicated by signing and dating the Consent Card, checking the boxes which correspond to withholding of consent to the Proposals or abstention with respect to the approval of the Proposals, or any one of them, and delivering the Consent Card to the Company at the address set forth below.

         A Consent Card that has been signed, dated, and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent to the Proposals.

         Consent Cards should be delivered to the Company at the following address:

Bionutrics, Inc.
2425 East Camelback Road, Suite 650
Phoenix, Arizona 85016
Attention: Secretary

         Consent Cards are requested to be delivered to the Company by November 30, 2001. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

Absence of Appraisal Rights

         Stockholders who abstain from consenting with respect to the Proposals, or any one of them, or who withhold consent to the Proposals, or any one of them, do not have the right to an appraisal of their shares or any similar dissenters’ rights under Nevada law.

Expense of Consent Solicitation

         The Company will bear the entire cost of the solicitation of stockholder approval of the Proposals, including the preparation, assembly printing, and mailing of this Consent Solicitation Statement. In addition, the Company may reimburse certain persons for their costs in forwarding the solicitation material to stockholders. The costs of any supplemental solicitation by telephone, telegram, or personal solicitation of consents by directors, officers, or employees of the Company will be borne by the Company and no additional compensation will be paid for any of such services.

Voting Securities

         The Company’s only voting securities outstanding and entitled to vote at any special meeting, or to consent in lieu of special meeting, are the common stock and the preferred stock, which vote together as a class. Only the holders of record of the Company’s common stock and preferred stock at the close of business on September 24, 2001, the record date for the consent solicitation, are entitled to receive this Consent Solicitation Statement and to give or withhold their consent to the Proposals using the Consent Card.

         At the close of business on September 24, 2001, there were 4,352,600 shares of common stock and 591,850 shares of Preferred Stock outstanding and entitled to be counted. Each share of common stock is entitled to one vote and each share of Preferred Stock is entitled to one-fifth of one vote.

SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the common stock on October 31, 2001 by: (i) each director; (ii) the named executive officers as defined in the Company’s Proxy Statement for its annual meeting held in March 2001; (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of the common stock.

	Amount
	Beneficially
Name of Beneficial Owner	Owned(1) (2)	Percent

Directors and Named Executive Officers:

Ronald H. Lane, Ph.D.(3)	814,635	18.5%

John R. Palmer (4)	49,216	1.2

Howard Schneider (5)	26,667	*

Richard Mott (6)	10,000	*

Richard M. Feldheim (7)	159,729	3.8

Daniel S. Antonelli (8)	464,201	10.9

Y. Steve Henig, Ph.D.(9)	4,200	*

William M. McCormick (10)	239,034	5.4

Milton Okin (11)	231,420	5.3

Frederick B. Rentschler (12)	41,419	*

Winston A. Salser, Ph.D.(13)	183,606	4.3

Todd A. Goergen (14)	229,000	5.3

Executive officers and directors as a group (12 persons)	2,453,128	51.9%

Other 5% Stockholders:

ACH Food Companies, Inc.(15)	460,001	10.8%

Robert B. Goergen(16)	237,200	5.5

*	Denotes less than a 1% interest in the Company

(1)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes shares of common stock issuable to the identified person pursuant to stock options, warrants, and convertible securities that may be exercised and converted within 60 days after October 31, 2001. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholders.

(3)	Represents shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner. He shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 60,000 shares held by such partnership for the benefit of other partners and 180,000 shares held by the partnership for the benefit of his wife. Includes 153,800 shares of common stock issuable upon exercise of stock options.

(4)	Includes 23,141 shares held of record by Bali Holdings LLC, a company of which Mr. Palmer is one of three members. Also includes 20,000 shares of common stock issuable upon exercise of stock options.

(5)	Represents 26,667 shares of common stock issuable upon exercise of stock options.

(6)	Represents 10,000 shares of common stock issuable upon exercise of stock options.

(7)	Includes 3,966 shares held of record by Abby’s, Inc., a corporation controlled by Mr. Feldheim, and 151,563 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner. Does not include 653,638 shares held by R.H. Lane Limited Partnership for the benefit of other partners. He shares voting power over the shares held by Abby’s, Inc. and R.H. Lane Limited Partnership. Includes 4,200 shares of common stock issuable upon exercise of stock options.

(8)	Represents 460,001 shares of common stock held by ACH Food Companies, Inc. of which Mr. Antonelli disclaims beneficial ownership. Mr. Antonelli is the President and CEO of ACH Food Companies, Inc. Includes 4,200 shares of Commons Stock issuable upon exercise of stock options.

(9)	Represents 4,200 shares of common stock issuable upon exercise of stock options.

(10)	Includes 140,000 shares issuable upon exercise of warrants. Also includes 10,000 shares held by Mr. McCormick’s wife and 5,000 shares held by Mr. McCormick’s minor children, of which shares he disclaims beneficial ownership. Also includes 24,200 shares of common stock issuable upon exercise of stock options.

(11)	Includes 4,200 shares of common stock issuable upon exercise of stock options and 118,370 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

(12)	The shares are held of record by the Frederick B. Rentschler Trust. Includes 4,200 shares of common stock issuable upon exercise of stock options.

(13)	Includes 22,860 shares held by the Salser Partnerships Nos. 1, 2, and 3. Mr. Salser shares voting power with respect to these shares with other family members. Also includes 4,200 shares of common stock issuable upon exercise of stock options.

(14)	Includes 1,000 shares held by The Goergen Foundation, of which Mr. Goergen is a director, and 4,000 shares held in a trust for the benefit of Mr. Goergen, Harold Finn III, Trustee. Also includes 150,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Includes 74,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC.

(15)	Includes 460,001 shares of common stock. The address of ACH Food Companies, Inc. is 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018.

(16)	Includes 1,000 shares held by The Goergen Foundation, of which Mr. Goergen is President, and 8,000 shares held by the Robert B. Goergen Living Trust, Robert B. Goergen, Trustee. Also includes 150,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Includes 74,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC. Also includes 4,200 shares of common stock issuable upon exercise of stock options. Robert B. Goergen is the father of Todd A. Goergen, a director of the Company. The address of Mr. Goergen is 59 Khakum Wood Road, Greenwich, Connecticut 06830.

APPROVAL OF THE SHARE ISSUANCE

         On August 23, 2001, as amended on October 5, 2001, and further amended on October 31, 2001, the Company and Holdings entered into the Stock Purchase Agreement, which provides for, among other things, the sale and the issuance by the Company of a minimum of 6,500,000 shares and a maximum of 10,000,000 shares of the Company’s common stock at a purchase price of $1.00 per share to accredited investors and the sale by the Company of 5,227,000 shares of common stock at $1.00 per share to Holdings payable by Holdings’ delivery of a five-year, interest-bearing promissory note in the principal amount of $5,227,000. Holdings may purchase additional shares at $1.00 per share in the event certain options and warrants totalling 95,333 not currently in-the-money are exercised in the future but only to the extent that such exercise would cause the total number of shares outstanding (excluding the investment by the investors and conversion of certain outstanding debt) to exceed 5,227,000 shares before taking into consideration the shares sold to Holdings.

         The total number of shares of common stock issuable under the Stock Purchase Agreement represent substantially more than twenty percent (20%) of the number of shares of capital stock outstanding. Consequently, for the reasons described below, the Board of Directors has determined to submit to the stockholders of the Company for their approval the Share Issuance pursuant to the Stock Purchase Agreement.

         The Board of Directors recommends stockholder approval of the Share Issuance for several reasons. First, approval is expected to satisfy Nasdaq Stock Market Rule 4350(i)(1)(D), which obligates a company with securities quoted on the Nasdaq Stock Market to obtain stockholder approval prior to the issuance in a private transaction of common stock (or securities convertible into or exercisable for common stock) equal to twenty percent (20%) or more of the company’s outstanding shares of common stock for less than the greater of book or market value of the stock. Even though the Company’s stock was recently delisted from quotation on the Nasdaq Stock Market, the Company deems it to be in the best interest of the Company to voluntarily comply with the applicable Nasdaq Stock Market Rules and obtain stockholder approval for the Share Issuance. Second, under the Stock Purchase Agreement, the Company agreed to obtain the requisite stockholder approval for the Share Issuance. Obtaining stockholder approval of the Share Issuance will enable the Company to close on the private transaction, thereby obtaining gross proceeds of not less than $6,500,000 and a five-year, interest-bearing promissory note in the principal amount of $5,227,000.

         As part of the transaction, the Company expects to secure a strategic relationship with HealthSTAR Communications, Inc., a leading pharmaceutical marketing services firm (“HealthSTAR”). The transaction is intended to provide the Company with a foundation to commercialize its technology, market its products, and expand its business beyond traditional product development. Under a series of three strategic agreements that the Company and HealthSTAR intend to enter into at the first closing of the Share Issuance, HealthSTAR will provide administrative and professional support, marketing services for the Company’s products, and assistance in identifying acquisition candidates. HealthSTAR will retain a three-year right of first refusal with respect to the sale by Bionutrics of any company Bionutrics may acquire with HealthSTAR’s assistance. HealthSTAR will assist the Company in acquiring pharmaceutical marketing services companies, brands, and assets that offer unique products and services to pharmaceutical and healthcare company clients. Management believes that these acquisitions will provide Bionutrics with access to pharmaceutical clients as a means through which to market and commercialize its products, as well as potential new sources of revenue to be derived from the Company’s provision of certain pharmaceutical marketing services, which are contemplated to be a component of co-promotion agreements that the Company intends to seek with corporate partners.

         A condition to closing the Stock Purchase Agreement requires the Company to enter into an agreement to acquire certain assets from an affiliate of HealthSTAR and Holdings that management believes will enhance the Company’s capability to market pharmaceutical and functional nutrition products to pharmaceutical manufacturers, healthcare companies, physicians, and directly to consumers. A significant portion of the proceeds to the Company from the Share Issuance will be used to purchase these assets, as well as for future strategic acquisitions. The Company also intends to issue shares to pay for strategic acquisitions. The balance of the proceeds will be used for general corporate purposes and repayment of indebtedness including up to an aggregate of $840,000 to Holdings and affiliates of the Company. The Company is not seeking in this Consent Solicitation Statement stockholder approval for the Company’s issuance of shares in connection with any strategic acquisitions.

         As part of the transactions including the Share Issuance, Holdings will be granted the right to vote the maximum of 10 million shares to be issued to accredited investors in the Share Issuance. Investors will be granted certain registration rights and certain existing stockholders have agreed to lock-up their shares for a year.

APPROVAL OF THE ARTICLES AMENDMENT

         On September 26, 2001, the Company’s Board of Directors considered, and approved for recommendation to its stockholders, the Articles Amendment, a copy of which is attached hereto as Appendix A. The Articles, as currently in force, provide that the number of the Company’s directors shall be fixed at ten (10). The Articles Amendment provides that the number of directors shall not be fixed in the Articles, and may be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company.

         The bylaws of the Company state that the number of directors shall be determined by resolution of the stockholders or the Board of Directors. The number of directors may be increased or decreased to eliminate vacancies, from time to time, by the stockholders or by a majority of the directors, but shall in no event be less than one. The Articles will continue to provide for a classified Board of Directors, pursuant to which the Company’s directors are divided into three classes of directors of approximately equal numbers and staggered three-year terms.

Approximately one-third of the directors will continue to stand for election each year. The provision regarding a classified Board of Directors can be revised by the Board of Directors with the consent of holders of two-thirds of the outstanding shares of common stock and preferred stock.

         The Board of Directors recommends stockholder approval of the Articles Amendment for several reasons. First, approval is required by Nevada Revised Statute 78-390(1)(b) in order for the Articles Amendment to become effective. Second, pursuant to the Stock Purchase Agreement, the Company has agreed to increase the size of its Board of Directors and to appoint three designees of Holdings and one designee of the investors to fill the vacancies resulting from the increase. The three Holdings designees are Jerry Brager, Chairman and Chief Executive Officer of HealthSTAR Communications, Inc.; Frederick Frank, Vice Chairman and Senior Managing Director of Lehman Brothers, Inc. and a director of HealthSTAR Communications, Inc.; and John R. Black, Managing Director of H.I.G. Capital, LLC and a director of HealthSTAR Communications, Inc. Appointment of such designees to the Board of Directors is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement. The Company also anticipates that it will be required to appoint additional directors in connection with future acquisitions that the Board of Directors deems to be in the best interests of the Company. Finally, the Company believes that it is in the best interest of the Company and its stockholders to be able to increase or decrease, from time to time, the number of directors when business reasons so dictate, such as in connection with new investment in the Company, or in the event of the death, resignation, or removal of one or more of the directors.

ADDITIONAL INFORMATION

         The Company files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any reports, statements, or other information that we file at the SEC’s public reference rooms in Washington D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Additional information about the Stock Purchase Agreement and the transactions contemplated thereby is contained in the Company’s Current Report on Form 8-K dated August 23, 2001, which was filed with the SEC on August 29, 2001, and in the Current Report on Form 8-K filed with the SEC on October 9, 2001 containing the press release announcing the first amendment to the Stock Purchase Agreement and in the Current Report on Form 8-K filed with the SEC on November 13, 2001 containing Amendments No. 1 and No. 2 to the Stock Purchase Agreement. The Current Reports on Form 8-K and the accompanying exhibits may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth St., N.W., Washington, D.C. 20549. Copies of this material also may be obtained from the SEC at prescribed rates. Our public filings, including the Current Reports on Form 8-K, are also available to the public from commercial document retrieval systems and at the Internet World Wide Web site maintained by the SEC at “http//www.sec.gov.”

         The Company’s 2000 Annual Report to Stockholders was mailed to stockholders with the Company’s proxy statement for its annual meeting held in March 2001. You may obtain a copy of the Company’s Annual Report on Form 10-K and the Company’s subsequent quarterly reports on Form 10-Q by requesting them in writing or by telephone to the following:

Bionutrics, Inc. 2425 East Camelback Road Suite 650 Phoenix, Arizona 85016 (602) 508-0112 Attention: Karen J. Harwell, Controller

         The foregoing reports are not incorporated in this Consent Solicitation Statement and are not deemed to be a part of the consent solicitation material.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending October 31, 2001, to be included in the proxy statement and form of proxy relating to such meeting, must have been received by the Company no later than October 19, 2001.

Dated: _______________, 2001

Phoenix, Arizona

APPENDIX A

PROPOSED AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION, AS AMENDED
OF
BIONUTRICS, INC.

         Article VIII of the Restated Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

ARTICLE VIII — DIRECTORS

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders’ approval.

The number of directors may be increased or decreased from time to time as set forth in the bylaws of the Corporation. The current board of directors consists of nine (9) members. The names and addresses of the persons who serve as members of the current board of directors until their successors are elected and qualified or until their earlier resignation or removal are:

Name	Address

Ronald H. Lane, Ph.D.	2425 E. Camelback Road Suite 650 Phoenix, AZ 85016

Daniel S. Antonelli	7171 Goodlet Farms Parkway Memphis, TN 38018-4909

Y. Steve Henig, Ph.D.	c/o Ocean Spray 1 Ocean Spray Dr. Lakeville, MA 02767

William M. McCormick	9 Pecksland Road Greenwich, CT 06831

Milton Okin	306 Brevoort Lane Rye, NY 10580

Frederick B. Rentschler	P.O. Box 4710 Cave Creek, AZ 85327

Winston A. Salser, Ph.D.	1138 Hartzell Pacific Palisades, CA 90272

Name	Address

Todd Goergen	2 Fifth Avenue Apartment 4J New York, NY 10011

Richard M. Feldheim	8320 N. Hayden Road Suite B110-A Scottsdale, AZ 85258

2

IMPORTANT
PLEASE COMPLETE, SIGN, AND DATE
YOUR WRITTEN CONSENT PROMPTLY AND RETURN IT
BY NOVEMBER 30, 2001 TO:
BIONUTRICS, INC., 2425 E. CAMELBACK ROAD,
SUITE 650, PHOENIX, ARIZONA 85016

WRITTEN CONSENT OF STOCKHOLDERS OF
BIONUTRICS, INC.

THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF THIS CONSENT IS SIGNED, DATED, AND DELIVERED TO BIONUTRICS, INC. WITH NO DESIGNATION BY THE UNDERSIGNED, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER’S CONSENT TO AND APPROVAL OF THE ISSUANCE OF MORE THAN TWENTY PERCENT OF THE COMPANY’S OUTSTANDING COMMON STOCK AND THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION, AS AMENDED.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON. IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

The undersigned hereby takes the following action with respect to all of the shares of common stock and preferred stock of Bionutrics, Inc. that the undersigned is entitled to vote:

1.	To the issuance of more than twenty percent (20%) of the outstanding common stock of Bionutrics, Inc., pursuant to the Stock Purchase Agreement, as amended.

PLEASE MARK AS IN THIS SAMPLE

Consents	Does Not Consent	Abstains

2.	To the proposed amendment to the Company’s Restated Articles of Incorporation, as amended, to eliminate the fixed number of directors in the Articles and allow the number of directors to be increased or decreased, from time to time, in such manner as shall be provided by the bylaws of the Company.

PLEASE MARK AS IN THIS SAMPLE

Consents	Does Not Consent	Abstains

(Please sign and date below)

Dated: ______________, 2001

Signature of Stockholder(s)

Signature of Stockholder(s)

If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Number of shares held by Stockholder